EXHIBIT 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of NeoGenomics, Inc.

We hereby consent to the incorporation by reference in this Registration Statement under the Securities Act of 1933 on Form S-8, of our report dated February 23, 2011, on the consolidated financial statements of NeoGenomics, Inc. (the “Company”) as of and for the years ended December 31, 2010 and 2009, which appear in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

/s/ Kingery & Crouse

Kingery & Crouse, P.A.
Certified Public Accountants

Tampa, Florida

April 14, 2011